SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 Huntco Inc.
                                --------------
                (Name of Registrant as Specified In Its Charter)

               -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
 _____________________________________________________________
2)	Aggregate number of securities to which transaction applies:
             _________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       _________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
       _________________________________________________________________

5)	Total fee paid:
       _________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)     Amount Previously Paid:__________________________________________

      2)     Form, Schedule or Registration Statement No.:____________________

      3)     Filing Party:____________________________________________________

      4)     Date Filed:______________________________________________________

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JULY 20, 2001


To the Shareholders:

The Annual Meeting of Shareholders of Huntco Inc., a Missouri corporation, will be held at the Company's offices located at 14323 S. Outer Forty Drive, Suite 600 North, Town & Country, Missouri 63017, on Friday, July 20, 2001, at 10:00 a.m. local time, for the following purposes:

1.	To elect one director; and

2.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on June 21, 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.


By order of the Board of Directors



ROBERT J. MARISCHEN
VICE CHAIRMAN, PRESIDENT & CEO

June 29, 2001


Even if you expect to attend the meeting in person, please mark, date and sign the enclosed proxy and return it in the enclosed return envelope, which does not require postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

	HUNTCO INC.

	PROXY STATEMENT

	ANNUAL MEETING OF SHAREHOLDERS


The enclosed proxy is solicited on behalf of the Board of Directors of Huntco Inc. (the "Company") for use at the Annual Meeting of its shareholders (the "Annual Meeting") to be held July 20, 2001 at 10:00 a.m. local time at the Company's offices located at 14323 S. Outer Forty Drive, Suite 600 North, Town & Country, Missouri 63017. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted FOR the election of the nominee named herein as director. If matters other than the election of a director properly come before the Annual Meeting, the proxy will be voted by the persons named therein in a manner that they consider being in the best interests of the Company.

The Company's principal executive offices are located at 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about June 29, 2001.

             VOTING, VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

General:

Only the holders of record of the Company's Class A Common Stock, $.01 par value per share (the "Class A Shares") and of the Company's Class B Common Stock, par value $.01 per share (the "Class B Shares") (collectively, the "Common Stock"), as of the close of business on June 21, 2001, will be entitled to notice of, and to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on June 21, 2001, 5,292,000 and 3,650,000 Class A Shares and Class B Shares, respectively, were issued and outstanding. Each Class A Share is entitled to one vote per share, and each Class B Share is entitled to ten votes per share, on all matters to be submitted to the vote of the shareholders. Therefore, the holders of Class A Shares and the Class B Shares are entitled to 5,292,000 and 36,500,000 votes, respectively.

The Class A Shares and the Class B Shares vote as a single class in the election of directors. A majority of the aggregate of the outstanding Class A Shares and the Class B Shares which are present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies or ballots which are marked to "withhold authority" with respect to the election of the nominee for election as director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and for purposes of voting for the election of a director. Because the form of proxy states how shares will be voted in the absence of instructions by the shareholder, executed proxies bearing no instructions by the shareholder will be counted as present for quorum purposes and for the purpose of voting for the election of a director.

Under the law of Missouri, the state in which the Company is incorporated, the affirmative vote of a majority of the aggregate number of outstanding Class A Shares and the Class B Shares entitled to vote, which are present in person or represented by proxy at a meeting at which a quorum is present, is required to elect directors, unless a larger vote is required by the Company's bylaws.
The Company's bylaws require the affirmative vote of a majority of the aggregate of the number of the votes represented by the outstanding Class A Shares and Class B Shares entitled to vote, which are present in person or represented by proxy at a meeting at which a quorum is present, to elect directors. Therefore, a director must receive a sufficient number of votes to satisfy the greater vote requirement of the Company's bylaws to be elected. Because a director must receive a majority, not a plurality, of the votes entitled to vote to be elected, proxies or ballots marked to "withhold authority" or executed without instructions in the election of the director have the same effect as a vote against such nominee.

As a practical matter, the act of withholding a vote for the Board's nominee, or the act of writing in the name of another candidate for election to the Board, will have no effect in the election of a director. Mr. B. D. Hunter, the Company's Chairman of the Board, controls well over 50% of the Company vote, and he has indicated that he will vote or otherwise cause all of the shares he controls to be voted in favor of the Board of Directors' nominee. See "-- Holdings of Management and Principal Shareholders."

Holdings of Management and Principal Shareholders:

The table below indicates certain information as of June 21, 2001 regarding the beneficial ownership of the Class A Shares and the Class B Shares by (i) each director of the Company, including the nominee for election as director,
(ii) each executive officer named in the Summary Compensation Table, (iii) companies controlled by the Company's Chairman of the Board, and (iv) all executive officers and directors of the Company as a group.

                                                         Percent of Total(1)
                              Number of      Number of   -------------------
                               Class A        Class B      Percent of Total     Percent of Total
Name                           Shares         Shares      Class A    Class B     Voting Power(2)
----                           ------         ------      -------    -------     ----------------
B.D. Hunter(3)(4)            1,232,254(5)    3,650,000      22.8%     100.0%          90.1%

Huntco Acquisitions
 Holding, Inc.(3)(4)              -          3,145,000        -        86.2%          75.3%

Huntco Farms, Inc.(3)(4)          -            505,000        -        13.8%          12.1%

Robert J. Marischen(4)(6)      258,808(7)        -           4.7%        -             (8)

Anthony J. Verkruyse(6)         56,462(9)        -           1.1%        -             (8)

Donald E. Brandt                 8,285(10)       -           (8)         -             (8)

James J. Gavin, Jr.             35,875(11)       -           (8)         -             (8)

Michael M. McCarthy             64,375(12)       -           1.2%        -             (8)

All executive officers
 and directors as a
 group (6 persons)           1,619,059(13)   3,650,000      28.5%     100.0%          90.3%


(1)    The percent of ownership of Class A Shares and Class B Shares has been calculated in accordance with the rules promulgated by the Securities and Exchange Commission (the "SEC").  The
numerator is comprised of the number of Class A Shares or Class B Shares, as appropriate, owned by the individual or entity (including, with respect to the Class A Shares, the number of Class A
Shares issuable upon exercise of stock options granted under the Huntco Inc. 1993 Incentive Stock
Plan (the "1993 Plan") which are currently exercisable or which will become exercisable within sixty days of June 21, 2001).  The denominator is comprised of the number of shares represented by all of the issued and outstanding shares of that class (including, with respect to the Class A
Shares, the number of Class A Shares issuable upon exercise of stock options granted under the
1993 Plan which are currently exercisable or will be exercisable within sixty days of June 21,
2001, awarded to such individual, but excluding the number of Class A Shares issuable upon exercise of options granted to any other individual).

(2)     The percent of total voting power has also been calculated in accordance with the rules promulgated by the SEC.  The numerator is comprised of the number of votes appertaining to each share of Common Stock owned by the individual or entity (plus the number of votes represented by the Class A Shares issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within sixty days of June 21, 2001). The denominator is comprised of the number of votes represented by all of the issued and outstanding shares of Common Stock (plus the number of votes represented by the Class A Shares issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within sixty days of June 21, 2001 awarded to such individual, but excluding the votes represented by the Class A Shares issuable upon exercise of options granted to any other individual).

(3)     Mr. B. D. Hunter, the Company's Chairman of the Board, owns all of the outstanding preferred stock of Huntco Enterprises, Inc. ("Huntco Enterprises"), which, in conjunction with the shares of common stock of Huntco Enterprises over which he shares voting control as trustee of various Trusts (as defined below), gives him substantially all of the voting control of that entity.  Huntco Enterprises is the ultimate parent company of Huntco Farms, Inc. ("Farms") and
Huntco Acquisitions Holdings, Inc. ("Acquisitions"). Substantially all of the remaining shares of
Farms and Acquisitions are owned by other persons or trusts with which Mr. Hunter is affiliated.
Therefore, Mr. Hunter has or shares voting control with respect to substantially all of the Class
B Shares owned by Acquisitions and Farms. The business addresses of Mr. Hunter, Farms and
Acquisitions is 14323 S. Outer Forty, Suite 600 N., Town & Country, Missouri 63017.

(4)     Mr. B. D. Hunter and Mr. Robert J. Marischen are co-trustees of certain trusts created by
Mr. Hunter for the benefit of his children (the "Trusts").  Mr. Marischen and another individual are co-trustees of certain trusts for the benefit of Mr. Hunter's grandchildren (the
"Grandchildren's Trusts").  The Trusts and the Grandchildren's Trusts own substantially all of the common stock of Huntco Enterprises.  Under the terms of the Trusts and the Grandchildren's
Trusts, the co-trustees must approve the voting and investment decisions with respect to shares held by the Trusts and the Grandchildren's Trusts.  Accordingly, Messrs. Hunter and Marischen
share voting and investment power over the 3,650,000 Class B Shares owned by Farms and
Acquisitions.  Additionally, Mr. Hunter owns all of the outstanding preferred stock of Huntco
Enterprises that, in conjunction with the shares of common stock of Huntco Enterprises over which he shares voting control as trustee of the Trusts, gives him substantially all of the voting control of that entity.  Mr. Marischen disclaims beneficial ownership of the Class B Shares owned by Farms and Acquisitions, and these Class B Shares are not reflected in the table herein as being beneficially owned by Mr. Marischen.

(5)     Sole voting and investment power over 1,195,254 Class A Shares, which includes 107,500
Class A Shares issuable upon exercise of stock options granted under the 1993 Plan.  Does not include 12,500 Class A Shares underlying stock options granted under the 1993 Plan that are not currently exercisable.  Shared voting and investment power over 37,000 Class A Shares owned by a corporation of which Mr. Hunter is the owner of 49% of the issued and outstanding voting capital stock and of which Mr. Marischen is the owner of 51% of the issued and outstanding voting capital stock.  Due to the nature of the professional relationship between Messrs. Hunter and Marischen, these 37,000 Class A Shares are deemed owned by each of them.

(6)    Mr. Marischen, Mr. Verkruyse and one other Company employee are co-trustees of a trust
(the "401(k) Trust") established for the purpose of holding and investing assets of the Huntco
Inc. 401(k) Retirement Savings Plan (the "Retirement Savings Plan").  The trustees make voting decisions with respect to the Class A Shares held by the 401(k) Trust.  Therefore, Mr. Marischen and Mr. Verkruyse have shared voting power over a total of 78,813 Class A Shares owned by the
401(k) Trust, although they disclaim beneficial ownership of the Class A Shares owned by that trust except for the Class A Shares allocated to their own individual accounts in the Retirement
Savings Plan as noted below.

(7)    Sole voting and investment power over 221,397 Class A Shares, which includes 207,500 Class
A Shares issuable upon exercise of stock options granted to Mr. Marischen under the 1993 Plan.
Does not include 12,500 Class A Shares underlying stock options granted under the 1993 Plan that are not currently exercisable.  Shared voting and investment power over 37,411 Class A Shares.
Of these Class A Shares, 37,000 are the Class A Shares owned by the company that is owned by
Messrs. Marischen and Hunter described with more particularity in Note 5 above. Mr. Marischen maintains 3,753 Class A Shares in his account in the Retirement Savings Plan.

(8)	Less than 1%.

(9)	Sole voting and investment power over 56,462 Class A Shares that includes 48,750 Class A
Shares issuable upon exercise of stock options granted to Mr. Verkruyse under the 1993 Plan.
Does not include 6,250 Class A Shares underlying stock options granted under the 1993 Plan that are not currently exercisable.  Mr. Verkruyse maintains 2,137 Class A Shares in his account in the Retirement Savings Plan.

(10)	Includes 5,875 Class A Shares issuable upon exercise of stock options granted to this
Director under the 1993 Plan.  Does not include 1,125 Class A Shares underlying stock options granted under the 1993 Plan that are not currently exercisable.

(11)	Includes 10,000 Class A Shares held by a charitable foundation of which Mr. Gavin is president, but with respect to which Class A Shares Mr. Gavin disclaims beneficial ownership.

(12)	Mr. McCarthy disclaims beneficial ownership of 51,500 Class A Shares owned by companies with which he is affiliated.

(13)	Includes 381,375 Class A Shares issuable upon exercise of options granted to directors and executive officers under the 1993 Plan.


The following table sets forth information as of June 21, 2001 regarding all persons known to be the beneficial owners of more than five percent of the Company's Class A Shares who are not connected with the Company otherwise than through ownership of the Class A Shares:

                                                                           Percent of
                                                Number of                Class A Shares
     Name and Address                         Class A Shares               Outstanding
     ----------------                         --------------               -----------
     Dimensional Fund Advisors Inc.             376,900(1)                    7.1%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     Stephen Watson                             484,000(2)                    9.2%
     237 Park Avenue, Suite 801
     New York, New York 10017

     Robert Egizii                              639,298(3)                   12.1%
     700 N. MacArthur Blvd.
     Springfield, Illinois 62702

(1)    The information in this footnote is provided pursuant to Schedule 13G dated February 2,
2001 and filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional"), which reports that it is an investment adviser registered under the Investment Advisers Act of 1940, as amended.
Dimensional reports that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the "Funds."  Dimensional further reports that in its role as investment adviser or manager, it possesses voting and/or investment power over the 376,900 Class A Shares owned by the
Funds. Dimensional disclaims beneficial ownership of such Class A Shares.

(2)    The information in this footnote is provided pursuant to Schedule 13G dated February 14,
2001 and filed with the SEC by Stephen Watson, who reports that he is an individual with sole voting and investment power over all of the 484,000 Class A Shares owned by him.

(3)    The information in this footnote is provided pursuant to the Form 3 and the Form 4s filed with the SEC by Robert Egizii.

(4)    The above analysis does not reflect the issuance of warrants to Enron North America Corp.
to acquire up to 1,000,000 shares of Class A common stock of the Company for $1.45 per share, which warrant was issued on June 8, 2001.


	PROPOSAL 1:  ELECTION OF DIRECTOR

Nominee for Director:

The Company's Restated Articles of Incorporation and the Bylaws as amended provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has five directors. One member is to be elected to the Board of Directors at the Annual Meeting to serve for a term of three years. The sole nominee of the Board of Directors' at the Annual Meeting, Mr. James J. Gavin, Jr., is currently a director of the Company.

The persons named in the enclosed form of proxy intend to vote such proxy for the election of Mr. Gavin as a director of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, shares will be voted for the election of Mr. Gavin. The Board of Directors has no reason to doubt the availability of the nominee, and he has indicated his willingness to serve if so elected. If the nominee shall decline or is unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee designated by the Board of Directors.


   Information as of May 15, 2001 Regarding the Board's Nominees for Election as Directors
         at the 2001 Annual Meeting for Terms to Expire at the Annual Meeting in 2004
         ----------------------------------------------------------------------------
                                        Present Term
Name                           Age        Expires                Business Experience
----                           ---        -------   ---------------------------------------------
James J. Gavin, Jr.            78           2001    Director of the Company since May 1993.
Retired;
 (1)(2)(3)                                          Vice Chairman and Director of Borg-Warner
                                                    Corporation ("Borg-Warner"), a publicly held,
                                                    diversified manufacturing company, from 1985
                                                    until his retirement in 1987; Senior Vice
                                                    President of Finance of Borg-Warner prior to
                                                    1985.

         Information as of May 15, 2001 Regarding the Directors Who are Not Nominees
                        for Election and Whose Terms Continue Beyond 2001
                        -------------------------------------------------

B.D. Hunter (3)                71           2002    Chairman of the Board of the Company since
                                                    May 1993.  Chief Executive Officer of the
                                                    Company from May 1993 until May 2000.
                                                    Chairman of the Board of Huntco Enterprises
                                                    and of Acquisitions since 1986.  Chairman of
                                                    the Board of Farms since 1990, of Midwest
                                                    Products, Inc. ("Midwest Products") since
                                                    1989, and of Huntco Steel, Inc. ("Huntco
                                                    Steel") since 1986.  Director of Service
                                                    Corporation International for over five
                                                    years and Vice Chairman since January 2000.
                                                    Director of Cash America International, Inc.
                                                    Resigned as Director of Celebrity, Inc. in
                                                    November 2000.

Robert J. Marischen (3)        48          2002     Chief Executive Officer of the Company since
                                                    May 2000. President of the Company since
                                                    January, 1999; Vice Chairman of the Board of
                                                    the Company since May 1993.  Chief Financial
                                                    Officer of the Company from May 1993 to
                                                    October 1999. President, Chief Executive
                                                    Officer and Director of Huntco Enterprises
                                                    and Acquisitions since 1986 and of Farms
                                                    since 1990. Director and President of Huntco
                                                    Steel.  Director and Vice President of
                                                    Midwest Products. Member of the Board of
                                                    Governors of Cardinal Glennon Children's
                                                    Hospital.

Donald E. Brandt (1)(2)        46          2003     Director of the Company since May 1993.
                                                    Senior Vice President-Finance of Ameren
                                                    Corporation, a public utility holding
                                                    company, since January 1998.  Senior Vice
                                                    President-Finance and Corporate Services of
                                                    Union Electric Company from July 1993 to
                                                    January 1998; Senior Vice President-Finance
                                                    and Accounting of Union Electric Company for
                                                    the five-year period prior thereto.

Michael M. McCarthy (1)(2)     62          2003     Director of the Company since May 1993.
                                                    Chairman of the Board of McCarthy Holdings,
                                                    Inc. ("McCarthy Holdings"), a large,
                                                    privately-owned commercial construction
                                                    company, since 1977.  Chief Executive Officer
                                                    of McCarthy Holdings from 1977 to 1999.
                                                    Director of Firstar Bank of St. Louis.

(1)     Member of Compensation Committee
(2)     Member of Audit Committee
(3)     Member of Executive Committee


Committees and Meetings of the Board of Directors:

The business of the Company is under the general management of the Board of Directors (the "Board") as provided by the laws of Missouri, the state of the Company's incorporation. The Board held four meetings during the fiscal year ended December 31, 2000 ("2000"). It is anticipated that in future years the Board will meet at least quarterly.

Standing committees of the Board of Directors are the Executive Committee, the Audit Committee, and the Compensation Committee. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of three Board members. The Executive Committee did not hold any formal meetings during 2000, but acted by unanimous written consent on one occasion during that period.

The Audit Committee is comprised entirely of all of the Company's non-employee directors. The functions of the Audit Committee are described below under the caption "Report of the Audit Committee."

Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. On May 4, 2000, the Board approved and adopted a written Audit Committee Charter that is included as Appendix A to this Proxy Statement. During 2000, the Audit Committee held three meetings.

The entire Board serves in the capacity of a nominating committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. B.D. Hunter, the Company's Chairman of the Board, at the principal executive office of the Company.

The Compensation Committee, comprised entirely of the Company's three non-employee directors, is responsible for reviewing and approving salaries, annual incentive compensation for the executive officers and certain other officers and employees of the Company and for administering and making awards under the 1993 Plan. During 2000, the Compensation Committee met one time.

Directors' Fees:

Neither Mr. Hunter nor Mr. Marischen, both of whom are employees and directors of the Company, received or receive retainers or fees for attendance at Board or Board committee meetings. Messrs. Brandt, Gavin and McCarthy received during 2000, and the Company anticipates that they will continue to receive during 2001, $1,000 each for attendance at every Board meeting they attend and $500 each for attendance at every meeting of those committees of the Board on which they serve. In addition, during 2000, Mr. Gavin was paid $2,500 quarterly for serving on the Executive Committee, and the Company anticipates that he will continue to receive this amount during 2001.

During 2000, Messrs. Brandt, Gavin and McCarthy each were awarded options to purchase 1,500 Class A Shares of the Company under the 1993 Plan. The options have an exercise price equal to the market price of the Class A Shares on the date of grant, which was $4.875. Of the options to purchase 1,500 Class A Shares awarded to each of the non-employee directors, one-half were exercisable on the date of grant with the remaining options becoming exercisable in equal increments on the first two anniversaries of the date of grant.

Recommendation of the Board of Directors:

Acquisitions and Farms have expressed their intent to vote for Proposal 1, the election of the Board of Directors' nominee. The Board recommends that the holders of the Class A Shares also vote "FOR" the Board's nominee.


                         REPORT OF THE AUDIT COMMITTEE

In connection with the December 31, 2000 financial statements, the Audit Committee performed the following tasks:

Reviewed and discussed the audited financial statements with management;

Discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and

Received the written disclosures and correspondence from the independent auditors required by Independence Standards Board
Statement No. 1 and discussed the compatibility of any non-audit services with the auditor's independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Mr. Donald E. Brandt	Mr. James J. Gavin, Jr.	   Mr. Michael M. McCarthy

                 Being all the Members of the Audit Committee


                     REPORT OF THE COMPENSATION COMMITTEE
                        ON EXECUTIVE COMPENSATION
Overview:

The Compensation Committee (the "Committee") of the Board of Directors administers the Company's executive compensation program. The Committee is comprised entirely of non-employee directors and is chaired by Mr. Michael M. McCarthy. Other members of the Committee are Messrs. Donald E. Brandt and James J. Gavin, Jr. The Committee has the ultimate responsibility for aligning the Company's compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. In that regard, the Committee is responsible for reviewing and approving salaries and annual incentive compensation of the Company's executive officers.

The Committee relies on the advice of the Company's Chairman of the Board, Mr.
B. D. Hunter, and the Company's Vice Chairman, Chief Executive Officer and President, Mr. Robert J. Marischen, in determining the remuneration packages for the executive officer level employees, including Messrs. Hunter and Marischen, as well as other members of senior management.

Compensation Philosophy and Objectives of Executive Compensation Programs:

It is the philosophy of the Company and the Committee that all compensation programs provide a direct link between the performance of the Company and the compensation of the Company's executive officers and members of senior management. Consistent with this philosophy, all of the executive officer compensation and benefit plans have been designed to motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. Toward this end, the Company has designed and implemented a compensation program for its executive officers which, in addition to base salary, focuses strongly on annual incentive compensation with bonus awards tied closely to the attainment of specified financial targets. The Committee also utilizes stock options as an integral component of its executive compensation program because it believes that this form of compensation provides the clearest link to enhanced shareholder value.

The Company's executive compensation program is designed to provide the Committee with the flexibility to emphasize one component of the total compensation package over another as circumstances demand. Further, the Committee has the flexibility to revise the annual bonus component during any fiscal year to ensure that the incentive aspect of the Company's compensation system is preserved.
Base Salaries:

The Committee does not attempt to adhere to predefined quantitative or qualitative measures in establishing base salaries, nor are certain criteria deemed more important or given more weight than others. In setting base salaries for 2000, the Committee subjectively evaluated the Company's financial and operating results for the fiscal year ended December 31, 1999, in light of the steel industry as a whole. It also considered the skills, talents and abilities that would be required to implement the Company's plans and strategies for 2000, as well as the recommendations of Mr. Hunter.

In recognition of the efforts of Messrs. Hunter and Marischen during a particularly difficult period and in a highly competitive industry, the Committee granted each of them increases in their annual base salaries of $35,000 and $50,000, respectively. These increases were also in recognition of the dedication and leadership of these individuals, the managerial skills and experience that would be required of both to implement the strategic plan. These amounts represented increases of 11.1% and 16.7%, respectively, over their respective base salaries for 1999.
Although Mr. Verkruyse has been an officer of the Company since May 1993, he first became an executive officer effective October 15, 1999 upon his promotion to the position of Chief Financial Officer. In reviewing Mr. Verkruyse's base salary as part of its evaluation of the remuneration package to be granted to the Company's executive officers for 2000, the Committee granted Mr. Verkruyse an increase in his annual base salary of $20,000, which represented an increase of 15.4% over his base salary for 1999.
Annual Incentive Compensation:

A significant portion of the executive officers' total compensation is at risk through annual incentive opportunities that have historically been linked to key financial objectives of the Company. For incentive compensation to fulfill its purpose of increasing shareholder value, targets must closely align the interests of the executives with those of the shareholders. Stated differently, the goal of this policy is to focus attention on the attainment of financial objectives that the Committee believes are significant determinants of the Company's share price over time.

The incentive compensation program in effect for 2000, which was measurable and payable quarterly, for Messrs. Hunter and Marischen was based on the attainment of specified targets for:

-    return on capital, as defined in the incentive compensation program; and

-    increases in unit growth.

The incentive compensation program reflected the Committee's emphasis on attaining a return to profitability coupled with an emphasis on increasing the return on capital employed and the amount of tons of steel processed by the Company. Based upon the formula-driven nature of the incentive compensation program, quarterly bonuses for the Company's executive officers were earned and paid for the first quarter of calendar 2000.
Long Term Incentive Compensation:

The Huntco Inc. 1993 Incentive Stock Plan, as Amended and Restated (the "1993 Plan"), provides for the awards of non-qualified stock options to purchase Class A Shares, incentive stock options to purchase Class A Shares, restricted Class A Shares and stock appreciation rights to employees, officers and directors. The Committee administers the 1993 Plan. All grants of benefits under the 1993 Plan are at the complete discretion of the Committee, which may award them based on whatever subjective or objective criteria it deems appropriate.

The Committee recognized the difficult economic environment facing the U.S. steel industry as a whole, and the Company in particular, in early 1999, and that implementation of the strategies to return the Company to profitability by the Company's executive officers could take longer than a year. The Committee further recognized that the short-term annual incentive bonus program might not serve as a sufficient motivating tool in light of these circumstances. The Committee, therefore, concluded that an emphasis on long-term incentive compensation through the use of stock options was appropriate.
 Accordingly, the Committee awarded non-qualified stock options to purchase 50,000 shares, 50,000 shares and 25,000 shares of Class A common stock to Messrs. Hunter, Marischen and Verkruyse, respectively. These options expire five years after the date of grant. Neither the decision to award options nor the number of stock options awarded was based on the number of stock options previously granted to these individuals.

Limitations of Tax Deductions for Executive Compensation:

The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction the Company may recognize for compensation paid to its executive officers whose compensation is listed in this Proxy Statement to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. Because the Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in 2000, the Committee did not take any action prior to or during 2000 that would have been required to comply with the aforementioned statute so that the deduction limit would not apply. The Committee will continue to evaluate the other components of the Company's executive compensation program and will take the necessary actions with respect to such regulations if it is deemed appropriate to do so with respect to compensation to be paid to executive officers in future years.

Mr. Donald E. Brandt      Mr. James J. Gavin, Jr.      Mr. Michael M. McCarthy

             Being all the Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

The following tables provide information regarding compensation paid to, and information about the amount and value of employee stock options held by Messrs. B.D. Hunter, Robert J. Marischen and Anthony J. Verkruyse, the only three executive officers of the Company (the "Named Executive Officers" or "NEOs").


Summary Compensation Table

                                                                       Long Term
                                                         Compensation Awards
                                                        ---------------------
    Name and                     Annual Compensation    Securities Underlying     All Other
Principal Position     Year      Salary($)(1) Bonus($)    Options/SARs(#)(2)   Compensation($)(3)
------------------     ----      ---------------------  --------------------   ------------------
B.D. Hunter,           2000      $350,000(4)   $26,393        50,000(5)            $3,400
Chairman(4)            1999      $315,000        --           60,000(6)            $3,200
                       1998      $306,075        --             --                 $3,200

Robert J. Marischen,   2000      $350,000      $26,393        50,000(5)            $3,400
Vice Chairman, CEO     1999      $300,000        --          160,000(7)            $3,200
and President          1998      $278,250        --             --                 $3,200

Anthony J. Verkruyse,  2000      $150,000      $11,311        25,000(5)            $3,400
Chief Financial        1999      $130,000      $10,000        25,000(6)            $2,600
Officer(8)

(1)    Amounts shown include cash compensation earned and received as well as compensation earned but deferred at the election of the executive officer.

(2)    This column represents grants made under the 1993 Plan.

(3)    Reflects matching contributions by the Company under the Retirement Savings Plan, which is a defined contribution plan.

(4)    Mr. Hunter's annual salary will be reduced to $50,000 effective July 1, 2001.

(5)    These options awarded on February 3, 2000 represent non-qualified stock options exercisable at $4.875 per share, with 50% of the options exercisable at the grant date and an additional 25% become exercisable on the following two anniversary dates of the grant date.

(6)    These options awarded on February 15, 1999 represent non-qualified stock options exercisable at $7.00 per share, with 50% of the options exercisable at the grant date and an additional 25% become exercisable on the following two anniversary dates of the grant date.

(7)    All of these options were awarded on February 15, 1999; 110,000 represent non-qualified stock options exercisable at $7.00 per share that, at the option of the NEO, were granted to replace the 150,000 IPO Stock Options originally granted to the NEO exercisable at $17.00 per share.  The remaining 50,000 non-qualified stock options are exercisable at $7.00, with 50% of the options exercisable at the grant date and an additional 25% exercisable on the following two anniversary dates of the grant date.

(8)    Mr. Verkruyse, 42, was elected as the Chief Financial Officer of the Company in October
1999. Prior to such election, he was not a NEO of the Company.  Mr. Verkruyse, the only executive officer of the Company who is not a director, continues to serve as Vice President, Secretary and
Treasurer of the Company, positions he has held since May 1993. Mr. Verkruyse plans to terminate his employment with the Company prior to the end of June 2001, in order to pursue other opportunities.


Option/SAR Grants in Last Fiscal Year

                                  Individual Grants
                     ---------------------------------------------------------------------------
                     Number of      % of Total                        Potential Realizable Value
                     Securities     Options/SARs                        at Assumed Annual Rates
                     Underlying     Granted to   Exercise             of Stock Price Appreciation
                     Options/       Employees    or base   Expira-        for Option Term (1)
                        SARs        in Fiscal    price      tion      --------------------------
Name                 Granted(#)     Year(2)      ($/Sh)     Date         5%($)         10%($)
----                 ----------     --------     ------    ------        ----          -----
B.D. Hunter           50,000(3)(4)    22.2%       $4.875   02/3/2005    $67,344       $148,812

Robert J. Marischen   50,000(3)(4)    22.2%       $4.875   02/3/2005    $67,344       $148,812

Anthony J. Verkruyse  25,000(3)(4)    11.1%       $4.875   02/3/2005    $33,672       $ 74,406

(1)    The 5% and 10% rates are set by the SEC for this table and are not intended to forecast possible future appreciation, if any, of the stock price of the Company's Class A Shares.  The
Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2)    Represents the percent that the number of stock options awarded during 2000 to the NEO is to all stock options awarded to eligible employees and directors during 2000.

(3)    No SARs were granted in tandem with the options.

(4)    These non-qualified stock options were awarded on February 3, 2000.  One-half of the options granted were exercisable on the date of grant and an additional one-quarter become exercisable on each of the first and second anniversaries of the date of grant.



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                        Number of Securities Underlying         Value of Unexercised In-the-Money
                      Unexercised Options/SARs at FY-End(#)         Options/SARs at FY-End($)
Name                       Exercisable/Unexercisable<F1>            Exercisable/Unexercisable
----                       ----------------------------             -------------------------
B.D. Hunter                      77,500/42,500                              0/0

Robert J. Marischen             180,000/40,000                              0/0

Anthony J. Verkruyse             35,000/20,000                              0/0


Severance Agreement and Employment Agreements:

Description of Severance Agreement:

	Effective January 1, 2000, Mr. Hunter executed a severance agreement with the
Company.  If Mr. Hunter resigns his employment in conjunction with a change of control of the Company, then the severance agreement provides that Mr. Hunter will receive a payment equal to three times his base salary.  The severance agreement also provides that Mr. Hunter will receive medical and dental benefits at the Company's expense for three years following his termination.
In addition, the Company is responsible for paying any tax payable by Mr.
Hunter imposed by Section 4999 of the Internal Revenue Code with respect to any excess parachute payments in connection with such resignation. The severance agreement also contains non-competition, non-interference and non-
solicitation provisions that are effective for three years following Mr.
Hunter's termination.

Description of Employment Agreements:

Messrs. Marischen and Verkruyse are parties to employment agreements with the Company. Effective January 1, 2000, the Company adopted a new form of employment agreement that was used in replacing prior agreements with Messrs. Marischen and Verkruyse, as well as with certain other non-executive officers of the Company or one of its subsidiaries. The initial term of employment agreements was for one year with automatic renewals on January 1 of each year, unless an agreement is terminated by the Company or by the employee, or if the employee dies or is permanently disabled.

The employment agreements specify the officer's base salary and further provide that the Board of Directors or any authorized committee of the Board shall review overall compensation at least annually to determine its adequacy and to determine any incentive or performance bonus to which the officers may be entitled. For the year ended December 31, 2000, the employment agreements executed with Messrs. Marischen and Verkruyse provided for base salaries of $350,000 and $150,000, respectively. The employment agreements also provide that the officers are entitled to participate in all medical, disability, life and other insurance plans and all other employment benefits as are generally available to other employees of the Company.

Messrs. Marischen and Verkruyse are entitled to certain severance payments under their employment agreements, except in the event of their termination by the Company for "cause" or upon their voluntary resignation not involving a "change of control". Generally, if their employment is terminated without cause, the Company will pay their annual base salaries for three years from the date of termination in the case of Mr. Marischen and for two years in the case of Mr. Verkruyse. Each would also be entitled to receive the bonus, if any, which they may have earned or which may have accrued during the quarter in which employment is terminated without cause but which had not yet been paid.
The employment agreements also provide for severance payments if Messrs. Marischen or Verkruyse resign from their employment with the Company, or its successor, within twelve months following a "change of control" as that term is defined in their employment agreements. Mr. Marischen is entitled to a payment equal to three times his base salary, payable in a lump sum, if he resigns under any circumstances in the event of a change of control. Subject to certain restrictions, Mr. Verkruyse is entitled to a lump sum payment equal to two times his base salary if he resigns pursuant to a change of control. Messrs. Marischen or Verkruyse would also be entitled to payment of the bonus, if any, which they may have earned or which may have accrued on their behalf during the quarter in which their employment is terminated. In addition, Mr. Marischen is also entitled to remain on the Company's medical and dental insurance for three years following such resignation, and Mr. Verkruyse is entitled to remain on the Company's medical and dental insurance for two years following such resignation. In addition, the Company is responsible for paying any tax payable by its officers imposed by Section 4999 of the Internal Revenue Code with respect to any excess parachute payments in connection with such resignation.
The Employment Agreements contain non-competition, non-interference and non-solicitation provisions that are effective for three years in the case of Mr. Marischen and two years in the case of Mr. Verkruyse, following their respective terminations for any reason. Mr. Verkruyse has indicated his intention to terminate his employment with the Company effective June 29, 2001. His voluntary termination will not trigger any payments under his Employment Agreement.

Compensation Committee Interlocks and Insider Participation:

All Compensation Committee members are non-employee directors. Messrs. Hunter and Marischen consulted with the Compensation Committee regarding executive compensation and were present at the meeting of the Committee at which the remuneration for each of the Company's executive officers for 2000 was determined, including their own 2000 bonus.

Stock Price Performance Graph:

The graph below compares cumulative total shareholder return on the Company's Class A Shares to the cumulative total return of the S&P Industrials index and to a peer group index - the S&P Iron & Steel Index.

The comparison of total return assumes that a fixed investment of $100 was invested on April 30, 1995 in the Company's Class A Shares and in each of the foregoing indices, and further assumes the reinvestment of dividends. The information on the graph covers the period from April 30, 1995 through April 30, 1997, the Company's eight-month transition period from May 1, 1997 through December 31, 1997, and the succeeding fiscal years ending December 31, 1998, 1999 and 2000. The stock price performance shown on the graph below is not necessarily indicative of future price performance.



                             April 30,                   December 31,
                       --------------------     -----------------------------
                       1995    1996    1997     1997    1998    1999    2000
                       ----    ----    ----     ----    ----    ----     ----
Huntco Inc.           100.00  102.10   76.26    99.17   24.95   21.19    8.24
S&P Industrial        100.00  130.22  162.95   199.71  256.79  310.82  282.52
S&P Iron & Steel      100.00  108.16   99.35    98.11   85.04   93.56   58.86

[graph]


CERTAIN TRANSACTIONS

The Company and its wholly owned subsidiary, Huntco Steel, lease space for their executive offices located in Town & Country, Missouri, in an office building that was owned by Huntco Farms until April 30, 2001. Huntco Farms is and was controlled by Mr. B. D. Hunter. See footnote 3 of the table under "Holdings of Management and Principal Shareholders" above for a discussion of the relationship between Mr. Hunter and Huntco Farms. Market-based lease payments made by the Company and Huntco Steel totaled $135,300 to Huntco Farms in 2000. Five year lease commitments were executed effective September 1, 1999 for the above-referenced office space, which leases require payments totaling $135,300 during the first three years of the two leases, and annual payments totaling $148,760 in years four and five of the leases. The Company also leases a ranch facility in Colorado owned by Huntco Farms that the Company uses primarily for the entertainment of customers. During 2000, the Company made lease payments to Huntco Farms totaling $60,000 relating to its use of the property in Colorado. It anticipates making similar payments under the aforementioned leases during the current fiscal year.

INDEPENDENT ACCOUNTANTS

The Company is presently utilizing the services of PricewaterhouseCoopers LLP, independent accountants, who have been the Company's and its predecessor's independent accountants since 1986, and who are anticipated to serve as the Company's independent accountants for the fiscal year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Audit Fees:

Fees for the 2000 audit and the review of Forms 10-Q were $132,400.

     Financial Information Systems Design and Implementation Fees:

PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation during 2000.

     All Other Fees:

Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP during 2000 were $158,786.


SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting must be received by the Company at its principal executive offices by November 29, 2001, for inclusion in the Company's proxy materials relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials in accordance with regulations governing the solicitation of proxies.

Any shareholder proposal submitted with respect to the Company's 2002 Annual Meeting that is submitted outside the requirements of Rule 14a-8 must be submitted by February 12, 2002. This requirement is separate from and in addition to the requirements with which a shareholder must comply to have a proposal included in the Company's proxy materials with respect to the 2002 Annual Meeting. The time limit set forth in this paragraph also applies in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.
In each case the appropriate notice must be given to the Secretary of the Company, whose address is: 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all reports filed by them pursuant to Section 16(a).

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as described below, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during Fiscal 2000. Robert Egizii failed to file his Form 3 on a timely basis.

OTHER MATTERS

	As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy
Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

The expense of preparing, printing and mailing proxy materials to the holders of the Company's Class A Shares will be borne by the Company. In addition, proxies may be solicited personally or by telephone or telefax, by officers or employees of the Company, none of who will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Shares.

Requests for financial information should be directed to Robert J. Marischen, President & CEO of the Company, at the Company's corporate office located at 14323 S. Outer Forty Drive, Suite 600N, Town & Country, Missouri 63017. The telephone number of the Company's corporate office is 314-878-0155. The facsimile number is 314-878-4537. The Company's 2000 Annual Report on Form 10-K is available to shareholders upon written request without charge. Exhibits to Form 10-K are also available upon written request and payment of copying or other reproduction charges.

The transfer agent and registrar for the Company's Class A common stock is Mellon Investor Services LLC, 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660. The telephone number and web site for the transfer agent and registrar are 888-213-0965 and www.melloninvestor.com.


June 29, 2001

                                 APPENDIX A

                                 HUNTCO INC.
                          AUDIT COMMITTEE CHARTER

Purpose:

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Huntco Inc. (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. This duty includes the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting, management and financial controls, and the annual independent audit of the Company's financial statements.
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership:

The members of the Audit Committee shall be elected by the Board of Directors at the regular meeting of the board following the Annual Meeting of Shareholders, to serve a term of one year or until their successors shall be duly elected and qualified. The Board of Directors shall appoint a chair to preside at Audit Committee meetings and schedule meetings as appropriate.
The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE"). Accordingly, at least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. In addition, all members of the Committee will be directors who:
- have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

- are financially literate or become financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, within a reasonable period of time after appointment to the Committee.

Key Responsibilities:

The Committee shall serve in an oversight capacity over the financial reporting and internal control functions of the Company. The Committee recognizes that Company management is responsible for preparing the Company's financial statements, and that the outside auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management, as well as the outside auditors, has more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall:

- subject to any action that may be taken by the full Board, have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors;

- review, in consultation with management, the terms of the engagement of outside auditors, including the scope of their audit, proposed fees and personnel qualifications;

- as a whole, or through the Committee chair, review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission ("SEC") and the matters required to be discussed by applicable generally accepted auditing standards, with such review occurring prior to the Company's filing of the applicable Form 10-Q;

- review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), and review and consider with the outside auditors the matters required to be discussed by applicable generally accepted auditing standards;

- following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated;

- approve the Report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement, which report shall indicate whether, based on such review and discussions, the Audit Committee recommends to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the SEC;

- discuss with management and its outside auditors the quality and adequacy of the Company's accounting principles and policies and internal controls;

- review policies and procedures related to officers' expense accounts and related matters, including use of corporate assets;

- ensure the independence of the outside auditors by:

   - annually receiving from the outside auditors a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No.1;

   - discussing with the outside auditors any disclosed relationships or services and their impact on the outside auditor's independence; and

   - recommending that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence;

- separately meet with the outside auditors and management at least annually to review matters requiring private discussion;

- submit to the NYSE on an annual basis, within one month of the Company's annual meeting, or upon a change of the composition of the Audit Committee, the written affirmation required by the NYSE concerning the composition and expertise of the Audit Committee members and the review and reassessment of this Charter; and

- oversee the publication of this Charter at least once every three years in the Company's proxy statement in connection with its Annual Meeting of Stockholders in accordance with SEC regulations.

Adopted May 4, 2000

                                  HUNTCO INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              For Annual Meeting of Shareholders on July 20, 2001


The undersigned hereby appoints B. D. HUNTER and ROBERT J. MARISCHEN, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Huntco Inc. (the "Company"), to be held at the Company's offices located at 14323 S. Outer Forty Drive, Suite 600 North, Town & Country, Missouri 63017, on Friday, July 20, 2001, at 10:00 a.m. local time, and all adjournments thereof, and to vote, as indicated below, the shares of Class A Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed.

Please date and sign on the reverse side and mail promptly in the enclosed envelope.

1.  Election of Director:      James J. Gavin, Jr.

  [ ] FOR all nominees listed at right (except as marked to the contrary)

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.


The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.


                                  Dated: ______________________________, 2001


                                         ____________________________________
                                                      Signature

                                         ____________________________________
                                              (Signature if held jointly)

                                         Note:  Please sign exactly as your
                                         name or names appear hereon.  When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such.  If
                                         a corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.


    PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED
      ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.